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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                          (in millions, except ratios)


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
                                                                              Year Ended August 31
                                                                  -------------------------------------------
                                                                       2003            2002         2001
                                                                  ------------   -------------    -----------

Losses:
 Net loss                                                          $  (3,462.0)     $ (3,110.2)     $  (123.5)
 Discontinued operations, net of tax                                     357.1           (27.9)          47.5
 Income tax expense                                                      581.0          (483.0)         (34.2)
                                                                  ------------   -------------    -----------
 Loss from continuing operations before income tax expense         $  (2,523.9)     $ (3,621.1)     $  (1l0.2)
                                                                  ============   =============    ===========
Fixed Charges:
 Interest portion of rent expenses                                 $      30.8      $     28.3      $    26.5
 Interest expense                                                        210.9           244.1          176.0
                                                                  ------------   -------------    -----------
                                                                   $     241.7      $    272.4      $   202.5
                                                                  ============   =============    ===========

Excess of fixed charges over loss from continuing operation
 before income taxes                                                  (2,765.6)       (3,893.5         (312.7)
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